UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 3, 2014 MannKind Corporation (the “Company”) entered into an At-The-Market Issuance Sales Agreement with Meyers Associates, L.P. (now doing business as BP Capital, a division of Meyers Associates, L.P.), and an At-The-Market Issuance Sales Agreement with MLV & Co. LLC. The foregoing agreements are collectively referred to as the “ATM Agreements.” All offers and sale of common stock of the Company pursuant to the ATM Agreements were previously made under the Company’s Registration Statement on Form S-3 (Registration No. 333-183679) and a prospectus supplement thereunder, which expired on August 31, 2015.

On September 4, 2015, the Company entered into an amendment to each of the ATM Agreements (collectively, the “Amendments”) in order to specify that any future offer and sale of common stock of the Company pursuant to the ATM Agreements will be made under the Company’s Registration Statement on Form S-3 (Registration No. 333-206778), which was filed with the Securities and Exchange Commission (“SEC”) and became automatically effective on September 4, 2015, and a prospectus supplement thereunder. Pursuant to the Amendments, the maximum offering price of the shares of common stock that may be offered and sold, from and after the date of the Amendments, is $50.0 million under both ATM Agreements in the aggregate. The manner of offering under the ATM Agreements, as amended by the Amendments, will continue to be any method that is deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Global Market or to or through a market maker. MLV and BP Capital may each also sell shares of common stock in negotiated transactions, subject to the Company’s approval.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, copies of which are attached to this report as Exhibits 99.1 and 99.2, and by reference to the ATM Agreements, copies of which are attached as Exhibits 10.31 and 10.32 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2014. A copy of the opinion of Cooley LLP, relating to the legality of the shares of common stock issuable under the ATM Agreements, as amended by the Amendments, is filed as Exhibit 5.1 to this report.

The foregoing description of the ATM Agreements shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed above, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Amendment No. 1 to At-The-Market Issuance Sales Agreement, by and between the Company and Meyers Associates, L.P. (doing business as BP Capital, a division of Meyers Associates, L.P.), dated September 4, 2015.

99.2	Amendment No. 1 to At-The-Market Issuance Sales Agreement, by and between the Company and MLV & Co. LLC, dated September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Amendment No. 1 to At-The-Market Issuance Sales Agreement, by and between the Company and Meyers Associates, L.P. (doing business as BP Capital, a division of Meyers Associates, L.P.), dated September 3, 2015.

99.2	Amendment No. 1 to At-The-Market Issuance Sales Agreement, by and between the Company and MLV & Co. LLC, dated September 3, 2015.